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                                                                   EXHIBIT 99.1


                          REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT dated as of March 10, 1998 among FRED MEYER, INC., a Delaware corporation (the "ISSUER"), and the Holders (as defined herein).

               WHEREAS, this Agreement is being entered into in connection with the closing under the Merger Agreement referred to below;

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

               SECTION 1.1 Definitions. Terms defined in the Agreement and Plan of Merger dated as of November 6, 1997 among the Issuer, Food 4 Less Holdings, Inc., a Delaware corporation ("F4LH"), and FFL Acquisition Corp., a Delaware corporation, are used herein as defined therein. In addition, the following terms, as used herein, shall have the following respective meanings:

               "APOLLO HOLDER" means the Investors listed on the signature pages hereto as an "Apollo Holder" and any Affiliate thereof that is a Holder.

               "APOLLO HOLDERS' AGENT" has the meaning ascribed thereto in Section 3.11.

               "COMMISSION" means the Securities and Exchange
Commission or any successor governmental body or agency.

               "COMMON STOCK" means the common stock, par value $.01 per share, of the Issuer.

               "DEMAND REGISTRATION" has the meaning ascribed thereto in Section 2.2(a).

               "DEMAND REQUEST" has the meaning ascribed thereto in
Section 2.2(a).

               "DISADVANTAGEOUS CONDITION" has the meaning ascribed thereto in Section 2.4.

               "HOLDER" means a person who owns Registrable Securities and is either (i) an Investor or (ii) a Person that (A) has agreed to be bound by the terms of this Agreement as if such Person were an Investor and (B) is (1) upon the death of any Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns, (2) upon the







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disability of any Investor, any guardian or conservator of such Investor or (3)
(x) a general or limited partner or member of any Investor that has received Registrable Securities pursuant to a distribution to such partners or members of Registrable Securities, (y) an individual that has a direct or indirect equity interest in a general partner or limited partner or member of any Investor and has received Registrable Securities directly or indirectly from such Investor or
(z) on an Affiliate of any Investor or of any Person specified in clauses (x) or
(y) above to whom Registrable Securities have been transferred or (iii) a Person that has agreed to be bound by the terms of this Agreement as if such Person were an Investor and who has received Registrable Securities by way of sale or transfer from an Investor, provided that not more than six transferees of any Yucaipa Holder and not more than six transferees of any Apollo Holder shall be deemed Holders by virtue of this clause (iii).

               "HOLDERS' AGENT" means the Apollo Holders' Agent or Yucaipa Holders' Agent, as the case may be.

               "INVESTOR" means a party to this Agreement (other than the Issuer).

               "PERMITTED HOLDER" means, with respect to either of the Apollo Holders or Yucaipa Holders, the applicable Holders' Agent (or one representative of such Holders that (x) is designated by such Holders that hold a majority of the Registrable Securities proposed to be sold by such Holders in the applicable offering and (y) is reasonably acceptable to the Issuer).

               "REGISTRABLE SECURITIES" means Common Stock acquired by the Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event) or otherwise. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act, (ii) based on an opinion of counsel or a no-action letter of the Commission, in either case reasonably acceptable to the Issuer (and the applicable Holders' Agent), such Registrable Securities are eligible for immediate sale pursuant to Rule 144 or Rule 145 (whether or not subject to applicable volume limitations thereunder), provided that, notwithstanding such opinion or no-action letter, (x) no Registrable Securities held by an Apollo Holder shall cease to be Registrable Securities unless all Registrable Securities held by all Apollo Holders could then be sold in a single transaction


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(assuming for these purposes the aggregation of all such Registrable Securities of all Apollo Holders) without violation of applicable Rule 144 volume limitations and (y) no Registrable Securities held by a Yucaipa Holder shall cease to be Registrable Securities unless all Registrable Securities held by all Yucaipa Holders could then be sold in a single transaction (assuming for these purposes the aggregation of all such Registrable Securities of all Yucaipa Holders) without violation of applicable Rule 144 volume limitations, (iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) they shall have ceased to be outstanding.

               "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article II, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; (viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each of the Required Shelf Registration and the Demand Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered and (ix) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or Holders may designate); provided that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities and (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii) and (ix)).

               "REQUIRED SHELF REGISTRATION" has the meaning ascribed thereto in Section 2.1.

               "RULE 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.



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               "RULE 145" means Rule 145 (or any successor rule to similar effect) promulgated under the Securities Act.

               "RULE 415 OFFERING" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SELLING HOLDER" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

               "SHELF REGISTRATION" means the registration under the Securities Act of a Rule 415 Offering.

               "SHELF REGISTRATION STATEMENT" means a registration statement intended to effect a Shelf Registration.

               "YUCAIPA HOLDER" means the Investors listed on the signature pages hereto as a "Yucaipa Holder" and any Affiliate thereof that is a Holder.

               "YUCAIPA HOLDERS' AGENT" has the meaning ascribed thereto in Section 3.11.

               SECTION 1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                    ARTICLE 2

                               REGISTRATION RIGHTS

               SECTION 2.1 Shelf Registration. The Issuer has prepared and filed with the Commission a Shelf Registration Statement on Form S-3 that includes all Registrable Securities (the "REQUIRED SHELF REGISTRATION"). Unless the Shelf Registration Statement previously has been declared effective, the Issuer shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the date hereof; provided, however, that to the extent necessary to preserve "pooling-of-interest" accounting treatment for the transactions contemplated by the QFC Merger Agreement (as reasonably determined by Issuer and its independent public accountants), the Issuer shall have no such obligation to effect such registration until 15 days after the first public release by the Issuer of combined financial results of the Issuer and F4LH. Notwithstanding anything else contained in this Agreement, the Issuer shall be obligated to keep such Shelf Registration Statement effective only until the earliest of (a) 12 months after the date such Shelf Registration Statement has





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been declared effective, provided that such 12-month period shall be extended by
(i) the length of any period during which the Issuer delays in maintaining the Shelf Registration Statement current pursuant to Section 2.4, (ii) the length of any period (in which such Shelf Registration Statement is required to be effective hereunder) during which such Shelf Registration Statement is not maintained effective, and (iii) such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section
2.6(e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 2.6(e) below, (b) such time as all Registrable
Securities have been sold or disposed of thereunder or sold, transferred or otherwise disposed of to a Person that is not a Holder and (c) such time as all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities (the earliest of (a), (b) and (c) being the "SHELF TERMINATION DATE"). The Required Shelf Registration shall not be counted as a Demand Registration for purposes of Section 2.2 of this Agreement.

               SECTION 2.2 Demand Registration. (a) Upon written notice to the Issuer from an Apollo Holder or Apollo Holders holding a majority in interest of the Registrable Securities held by the Apollo Holders (but not later than the date that is 180 days after the Shelf Termination Date) (the "DEMAND REQUEST") requesting that the Issuer effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Issuer shall prepare as soon as practicable and, within 60 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request. Notwithstanding any other provision of this Agreement to the contrary:

                 (i) the Apollo Holders may collectively exercise their rights to request registration under this Section 2.2(a) on not more than one occasion (such registration being referred to herein as the "DEMAND REGISTRATION");

                (ii) the Issuer shall not be required to effect any Demand Registration unless the aggregate number of Registrable Securities to be registered pursuant to the Demand Registration is equal to or more than 35% of the initial Registrable Securities held by the Apollo Holders;

               (iii) the method of disposition requested by the Apollo Holders in connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering; and




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                (iv) the Issuer shall not be required to effect the Demand
        Registration hereunder if all securities that were Registrable Securities on the date hereof have ceased to be Registrable Securities.

               (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by the Apollo Holders pursuant to this
Section 2.2 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Apollo Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, (i) if such Demand Registration has not become effective under the Securities Act or (ii) if such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. So long as a Demand Request is made by the Apollo Holders within the 180-day period referred to in Section 2.2(a), the Apollo Holders shall not lose their right to their Demand Registration under Section 2.2 if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this clause (b).

               (c) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer in the registration of Registrable Securities requested by the Apollo Holders pursuant to Section 2.2(a) above, provided that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in
Section 2.3(b) that, in such underwriters good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated pro rata among the requesting Apollo Holders on the basis of the relative number requested to be included therein by each such Holder before any equity securities may be included for the account of the Issuer. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included by the Issuer in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein.




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               (d) Within 7 days after delivery of a Demand Request by an Apollo
Holder, the Issuer shall provide a written notice to each Apollo Holder (or, if so requested by the Issuer after appropriate notice to the Apollo Holders' Agent by the Issuer, the Apollo Holders' Agent shall provide written notice to each Apollo Holder), advising such Apollo Holder of its right to include any or all of the Registrable Securities held by such Apollo Holder for sale pursuant to the Demand Registration and advising such Apollo Holder of procedures to enable such Apollo Holder to elect to so include Registrable Securities for sale in the Demand Registration. Any Apollo Holder may, within 7 days of delivery to such Apollo Holder of a notice pursuant to this Section 2.2(d), elect to so include Registrable Securities in the Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Apollo Holder.

               SECTION 2.3 Other Matters In Connection With Registrations. (a) In connection with any Demand Registration or Shelf Registration, each Holders' Agent shall keep the Issuer informed promptly (x) of the name, address and other contact information of each Holder for whom such Holders' Agent is acting as agent hereunder, (y) of the number of Registrable Securities held by each such Holder which are or will be included in such registration and (z) of each sale, transfer or other disposition of Registrable Securities covered by such registration (including the number of shares sold) by each such Holder.

               (b) In the event that any public offering pursuant to this Agreement shall involve, in whole or in part, an underwritten offering, the Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering who shall be reasonably acceptable to Holders owning a majority of the Registrable Securities proposed to be sold therein.

               (c) The Yucaipa Holders agree that, notwithstanding anything to the contrary contained in that certain Registration Rights Agreement dated September 9, 1997 among the Company, certain of the Yucaipa Holders, and the other parties named therein (the "Yucaipa Agreement"), as amended, none of the Yucaipa Holders or their affiliates shall have any "piggyback" registration rights pursuant to Section 2.2 of the Yucaipa Agreement with respect to any Demand Request by the Apollo Holders hereunder. The Apollo Holders' Agent shall give concurrent written notice to the Yucaipa Holders' Agent of any Demand Request hereunder, and the Yucaipa Holders' Agent shall give concurrent written notice to the Apollo Holders' Agent of any Demand Notice delivered by the Yucaipa Group as defined in, and pursuant to, the Yucaipa Agreement. At the election of the Yucaipa Holders' Agent and the Apollo Holders' Agent, any Demand Registration hereunder that includes the Apollo Holders' Registrable Securities and any demand registration under the Yucaipa Agreement that includes registrable securities held thereunder by the Yucaipa Group, may be combined into a single



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registration statement and offering (which may be underwritten if so requested by holders of a majority of the shares held by the Apollo Holders and the Yucaipa Group). If mutually agreed to by the Yucaipa Holders' Agent and the Apollo Holders' Agent, such registration shall count as a single demand under, and shall be governed by the provisions of, either this Agreement or the Yucaipa Agreement, as specified in the mutual agreement of such agents.

               SECTION 2.4 Certain Delay Rights. Notwithstanding any other provision of this Agreement to the contrary, if at any time while the Required Shelf Registration is effective the Issuer provides written notice to each Holder (whether by notice directly to such Holder or through the Holders' Agent acting as agent for such Holder hereunder) that in the Issuer's good faith and reasonable judgment, as evidenced by a resolution of the Issuer's board of directors, it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer) (a "DISADVANTAGEOUS CONDITION") for sales of Registrable Securities thereunder to then be permitted, and setting forth the reasons for such judgment, the Issuer may refrain from maintaining current the prospectus contained in the Shelf Registration Statement until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder (directly or through the applicable Holders' Agent)). Furthermore, notwithstanding anything else contained in this Agreement, with respect to any registration statement filed, or to be filed, pursuant to
Section 2.2, if the Issuer provides written notice to each Holder (whether by notice directly to such Holder or through the Holders' Agent acting as agent for such Holder hereunder) that in the Issuer's good faith and reasonable judgment, as evidenced by a resolution of the Issuer's board of directors, it would be materially disadvantageous to the Issuer (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder (directly or through the applicable Holders' Agent)). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition (directly from the Issuer or through the applicable Holders' Agent)
(i) in connection with the Required Shelf Registration, such Holder shall forthwith



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discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities until such Disadvantageous Condition no longer exists and (ii) in connection with the Required Shelf Registration or the Demand Registration, as applicable, if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent filed copies then in such Holder's possession, of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, (x) neither the filing nor the effectiveness of any registration statement under Section 2.2 may be delayed for more than a total of 60 days pursuant to this Section 2.4 and (y) the maintaining current of a prospectus (and the suspension of sales of Registrable Securities) in connection with the Required Shelf Registration may not be delayed under this Section 2.4 for more than a total of 60 days in any twelve-month period.

               SECTION 2.5 Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause
(viii) of the definition of Registration Expenses) and (iii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

               SECTION 2.6 Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 or 2.2, the Issuer shall as promptly as practicable (but subject to the provisions of Sections 2.1 and 2.2):

               (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities (i) in the case of the Required Shelf Registration, until the Shelf Termination Date and (ii) in the case of the Demand Registration, until the earlier of (A) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B)



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        the expiration of 30 days after such registration statement becomes effective, provided, that such 30-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

               (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

               (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

               (e) promptly notifying the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section
        2.1 or 2.2 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or



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        necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (f) use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated interdealer quotation system on which the Common Stock is then listed;

               (g) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with up to two underwritten offerings hereunder (including, to the extent reasonably consistent with work commitments, using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration);

               (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 2.1 or 2.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters; and

               (i) if requested by any Selling Holders or the managing underwriters, if any, promptly include in any registration statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders and such managing underwriters, if any, may reasonably request to have included therein, including without limitation, information relating to the "Plan of Distribution" of the Registrble Securities, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filing of such supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such supplement or post-effective amendment.

               SECTION 2.7 Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.6(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting




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agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8.

               (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article II, the Issuer shall give the Permitted Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Permitted Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

               SECTION 2.8 Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder, each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective officers, directors, partners, members, employees, representatives and agents from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by a Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective officers, directors, partners, members, employees, representatives and agents on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this Section 2.8(a).

               (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its directors, the officers who sign the registration statement and each person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by a Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered, each person, if any, who controls such underwriter and their respective officers, directors, partners, members, employees, representatives and agents on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.8(b).

               (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. Except to the extent that such conflict of interest exists, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.8 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

               (d) If the indemnification provided for in this Section 2.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Selling Holders on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Issuer and the Selling Holders, respectively, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

               SECTION 2.9 Holdback Agreement. If the Demand Registration pursuant to this Article II shall be in connection with an underwritten public offering of Registrable Securities, each Apollo Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 10 days prior to or 180 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the applicable registration statement.


                                    ARTICLE 3

                                  MISCELLANEOUS


               SECTION 3.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               SECTION 3.2 Assignment. No party may assign any of its rights or obligations hereunder by operation of law or otherwise, except to any successor Holder, without the prior written consent of the other parties.

               SECTION 3.3 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by the Apollo Holders and a majority of the Registrable Securities then held by the Yucaipa Holders.

               SECTION 3.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto (unless such contact information in the case of the Holders is updated pursuant to Section 2.3(a)).

               SECTION 3.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               SECTION 3.6 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               SECTION 3.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto, other than a Holder of Registrable Securities.

               SECTION 3.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               SECTION 3.9 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 3.9 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

               SECTION 3.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               SECTION 3.11 Holders' Agents. Each Apollo Holder hereby appoints Apollo Management L.P. as its agent and attorney-in-fact (the "APOLLO HOLDERS' AGENT") and each Yucaipa Holder hereby appoints the Yucaipa Companies as its agent and attorney-in-fact (the "YUCAIPA HOLDERS' AGENT"), in each case for purposes of the delivery and receipt of all notices and requests pursuant to this Agreement. The Issuer may give notice to any Holder hereunder by giving such notice directly to such Holder. Alteratively, the Issuer may request that the applicable Holders' Agent deliver to each Holder any notice given by the Issuer hereunder, in which event the applicable Holders' Agent will promptly so give such notice to each Holder. Prompt delivery by the applicable Holders' Agent to the Holders will be deemed satisfied if delivery is made to the Holders, in accordance with Section 3.4, not later than the third business day after actual receipt of the applicable notice or document by the applicable Holders' Agent from the Issuer. Notwithstanding anything else contained herein, the applicable Holders' Agent will not be liable or responsible to any Person should any Holder fail to act in accordance with any notice so given to such Holder hereunder.

               SECTION 3.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

               IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.


                                       FRED MEYER, INC.


                                       By: /s/ Roger A. Cooke
                                           -----------------------------------
                                           Name:  Roger A. Cooke
                                           Title: Senior Vice President



                                       Yucaipa Holders:


                                       F4L EQUITY PARTNERS, L.P.
                                       By:  Yucaipa Capital Advisors, Inc., as
                                            general partner



                                            By: /s/ Ronald W. Burkle
                                                -------------------------------
                                                Name:
                                                Title:


                                       /s/ Ronald W. Burkle
                                       ---------------------------------------
                                       Ronald W. Burkle


                                       FFL PARTNERS


                                       By: /s/ Ronald W. Burkle
                                           -----------------------------------
                                           Name:
                                           Title:

                                       YUCAIPA CAPITAL FUND, L.P.
                                       By: Yucaipa Capital Advisors, Inc., as
                                           general partner



                                            By: /s/ Ronald W. Burkle
                                                -------------------------------
                                                Name:
                                                Title:


                                               THE YUCAIPA COMPANIES



                                       By: /s/ Ronald W. Burkle
                                           -----------------------------------
                                           Name:
                                           Title:


                                       YUCAIPA/F4L PARTNERS

                                       By:  The Yucaipa Companies, as general
                                               partner

                                            By: /s/ Ronald W. Burkle
                                                --------------------------------
                                                Name:
                                                Title:

                                       By:  Yucaipa Capital Fund, L.P., as
                                            general partner

                                       By:  Yucaipa Capital Advisors, Inc., as
                                            general partner


                                            By: /s/ Ronald W. Burkle
                                                --------------------------------
                                                Name:
                                                Title:

                                       Address (for all Yucaipa Holders):

                                       c/o The Yucaipa Companies
                                       10000 Santa Monica Boulevard
                                       Fifth Floor
                                       Los Angeles, CA 90067
                                       Attn:  Ronald W. Burkle

                                       Apollo Holders:

                                       APOLLO INVESTMENT FUND, L.P.
                                       By:  Apollo Advisors, L.P.
                                            Its General Partner

                                            By:  Apollo Capital Management,
                                                 Inc., Its General Partner


                                                 By: /s/ Michael D. Weiner
                                                     ---------------------------
                                                       Name:
                                                       Title:


                                       APOLLO INVESTMENT FUND III, L.P.
                                       By:  Apollo Advisors II, L.P.,
                                            Its General Partner

                                            By:  Apollo Capital Management II,
                                                 Inc., Its General Partner


                                                 By: /s/ Michael D. Weiner
                                                     ---------------------------
                                                       Name:
                                                       Title:


                                       APOLLO UK PARTNERS III, L.P.


                                       By:  Apollo Advisors II, L.P.,
                                            Its General Partner


                                            By:  Apollo Capital Management II,
                                                 L.P., Its General Partner


                                                 By: /s/ Michael D. Weiner
                                                     ---------------------------
                                                       Name:
                                                       Title:



                                       APOLLO OVERSEAS PARTNERS III, L.P.

                                       By:  Apollo Advisors II, L.P.,
                                            Its Managing General Partner

                                       By:  Apollo Capital Management II,
                                            Inc., Its General Partner


                                                 By: /s/ Michael D. Weiner
                                                     ---------------------------
                                                       Name:
                                                       Title:

                                       F4L/AB INVESTORS


                                       By: /s/ Michael D. Weiner
                                           ---------------------------
                                             Name:
                                             Title:


                                       Address (for all Apollo Holders):

                                       Apollo Management L.P.
                                       1999 Avenue of the Stars
                                       Suite 1900
                                       Los Angeles, CA 90067
                                       Attn:  Michael D. Weiner